As filed with the Securities and Exchange Commission on June 26, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	47-4113275
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	2 Gansevoort Street, 9th Floor New York, New York 10014 (781) 652-4500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lucy Lu, M.D. President & CEO 2 Gansevoort Street, 9th Floor New York, New York 10014 (781) 652-4500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark F. McElreath, Esq. Matthew W. Mamak, Esq. Alston & Bird LLP 90 Park Avenue New York, NY 10016 (212) 210-9400	Ivan Blumenthal, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo PC 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-217552)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☐		Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)
Common Stock, par value $0.0001 per share	$3,450,000	$399.86

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes shares of our common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	The registration fee is calculated pursuant to Rule 457(o) under the Securities Act. The $3,450,000 proposed maximum aggregate offering price is in addition to the $34,500,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s registration statement on Form S-1 (File No. 333-217552). A registration fee was previously paid in connection with that registration statement.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, the exhibit index and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-217552), including all amendments and exhibits thereto, which was declared effective by the Commission on June 26, 2017, are incorporated herein by reference into this registration statement and this registration statement is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $3,450,000.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 26th day of June, 2017.

Avenue Therapeutics, Inc.

By:	/s/ Lucy Lu, M.D.
Name: Lucy Lu, M.D.
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman of the Board	June 26, 2017
Lindsay A. Rosenwald, M.D.

/s/ Lucy Lu, M.D.	President,	June 26, 2017
Lucy Lu, M.D.	Chief Executive and Director

*	Interim Chief Medical Officer	June 26, 2017
Scott A. Reines, M.D., Ph.D.

/s/ David J. Horin	Interim Chief Financial Officer	June 26, 2017
David J. Horin

*	Director	June 26, 2017
Michael S. Weiss

*	Director	June 26, 2017
Neil Herskowitz

*	Director	June 26, 2017
Jeffrey Paley, M.D.

*	Director	June 26, 2017
Akhtar Samad, M.D., PhD.

*	Director	June 26, 2017
Jay Kranzler, M.D., PhD

*By:	/s/ Lucy Lu, M.D.
Lucy Lu, M.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Alston & Bird LLP. *
23.1	Consent of BDO USA, LLP. *
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page of the Registrant’s registration statement on Form S-1 (File No. 333-217552), filed with the SEC on April 28, 2017).

_________________________

* Filed herewith.